Exhibit 99.1

DatChat Rebrands to Myseum, Inc. to Align with Primary Strategic Focus on Social Group Media Sharing and Content Preservation

Myseum, Inc.’s common stock and Series A warrants to begin trading on Nasdaq under the new trading symbols “MYSE” and “MYSEW”, respectively, effective August 11, 2025

Social group media sharing platform upgrade will make it easier to share and preserve photos and videos now and with future generations

NEW BRUNSWICK, N.J., August 8, 2025 / -- DatChat, Inc. (Nasdaq: DATS) (“DatChat” or the “Company”), a security- and privacy-first social media and technology company, today announced a rebranding to the new company name “Myseum, Inc.” The Company’s common stock and Series A warrants, currently listed on the Nasdaq Capital Market, will begin trading under the new stock symbols “MYSE” and “MYSEW”, respectively, effective before the stock market open on Monday, August 11, 2025.

The new corporate identity aligns with the Company’s primary strategic focus on its Myseum social media platform, a private and secure digital content management and storage solution for families, groups and individuals. The DatChat messaging platform will continue to operate as a privacy-first messaging platform featuring encryption, screenshot prevention and message control after sending. Its unique privacy technology is integrated into the Myseum platform.

Launched by DatChat in March 2025, Myseum is a multi-tiered social media platform designed for secure and private digital content sharing and storage. It empowers users to build and share their digital legacy—both now and for future generations—through a secure, private ecosystem. Powered by proprietary electronic content management and sharing technology, Myseum offers individuals, families and groups a multi-layered platform to store and share messages, photos, videos, and documents within a protected digital family library.

Following the corporate rebranding, an upcoming Myseum platform upgrade will deliver advanced features that will make it easier and more fun to share photos and videos.

“We are in a unique position to introduce to the world this fall a new form of social networking that should become an important part of daily life,” said Darin Myman, Chief Executive Officer of DatChat. “We are excited to bring to market a new technology that has the potential to be a viral success quickly. The new features on the Myseum platform will make it easier and more fun to share family and group photos, videos and posts. Additionally, our proprietary patented technology and AI will make saving and organizing private media much easier.”

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a security- and privacy-first social media and technology company focused on innovative and creative user platforms. Its flagship platform is Myseum, your Free Timeless Digital Shoebox Social Network that makes it easier to share your photos and videos both today, and for generations to come. Myseum allows you to create amazing albums, create special encrypted galleries with limited access, personalize your newsfeed and create collections from other Myseum’s in your Galaxy. Your Free Myseum includes 50 GB of Free Timeless Storage, and many more features not mentioned. Additional storage is available for a one-time charge of $29.95 per 50 GB of Forever Storage. Myseum is currently available for both iOS and Android, with a desktop version planned for later this year.

Myseum’s innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. Backed by patented technology and proprietary software, the multi-tiered social media ecosystem enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library.

The Company also operates the DatChat Messenger & Private Social Network, which presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

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